                                                                   EXHIBIT 10.97
                                               Application for an order granting
                                              confidential treatment pursuant to
                                           Rule 24b-2 of the Securities Exchange
                                         Act of 1934 has been made. Confidential
                                             portions of this document have been
                                        redacted and marked with an [*] and have
                                     been filed with the Securities and Exchange
                                    Commission separately with such application.


                            COLLAGEN SUPPLY AGREEMENT


        This COLLAGEN SUPPLY AGREEMENT (the "Agreement"), effective as of January 1, 1998 (the "Effective Date"), is made by and between COLLAGEN CORPORATION, a Delaware corporation ("Collagen"), and COHESION TECHNOLOGIES, INC., a Delaware corporation formerly known as Collagen Technologies, Inc. ("Technologies").

                                    RECITALS

        1. Technologies and Collagen have entered into a relationship whereby certain assets and liabilities are being transferred from Collagen to Technologies as further described in the Separation and Distribution Agreement effective as of January 1, 1998 between Collagen and Technologies (the "Separation Agreement") and in the Ancillary Agreements.

        2. Collagen is in the business of developing, manufacturing and selling human aesthetic and reconstructive medical technology products and processes.

        3. Technologies is in the business of developing, manufacturing and selling products and processes utilizing innovative collagen-based technology and novel biomaterials.

        4. Technologies wishes to purchase from Collagen its requirements for certain collagen based materials and products, and Collagen wishes to supply such requirements to Technologies.

        NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        Except as otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Separation Agreement. In addition, for the purposes of this Agreement, the capitalized terms set forth below shall have the meanings set forth in this Article I.

        1.1 "Collagen Material" shall mean any collagen based product, intermediate or finished material other than a Product, Specified Material or products and materials provided by Collagen to Technologies pursuant to the Collagraft Supply Agreement dated as of the Effective Date.

        1.2 "CoStasis" shall mean the bovine collagen based finished product currently known as CoStasisTM.

        1.3 "Direct Costs" shall mean the direct cost to Collagen related to manufacturing the Product, Collagen Material or Specified Material as set forth in Exhibit A attached hereto.

        1.4 "FDA" shall mean the United States Food and Drug Administration or any successor agency thereof.

        1.5 "Intellectual Property Rights" shall mean trade secrets, patents, copyrights, trademarks, know-how, moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign, including all applications and registrations relating to any of the foregoing.

        1.6 "Product" shall mean a finished product or intermediate incorporating human placental collagen or Persistent Technology.

        1.7 "Specifications" shall mean the technical specifications for a product or material that Collagen is obliged to supply to Technologies under this Agreement.

        1.8 "Specified Material" shall mean (A) any Third Party Product and (B) any collagen based product, intermediate, or finished material (including collagen components of the products of Cohesion Corporation) other than recombinant human collagen based products and materials (i) manufactured (commercially or by the Investigational Formulation Department) by Collagen prior to January 1, 1999 or (ii) for which Technologies initially submits a purchase order based upon Specifications mutually agreed to by the parties prior to January 1, 1999.

        1.9 "Third Party Product" shall mean any collagen-based product, intermediate or finished material other than recombinant human collagen based products and materials that Technologies is obligated to supply to a third party prior to March 15, 2004 pursuant to a written agreement first entered into: (i) by Collagen prior to the Effective Date (the "Existing Third Party Products"), a list of such agreements is set forth on the Schedule of Material Supply Agreements delivered and executed by the parties at the time of execution of this Agreement; or (ii) by Technologies on or after the Effective Date and prior to January 1, 1999 (the "Additional Third Party Products").

                                   ARTICLE II
                                     SUPPLY

        2.1 SPECIFIED MATERIALS. Subject to the terms and conditions hereto, Collagen shall manufacture for and supply to Technologies all Technologies' requirements for any Specified Material commencing upon the Effective Date until the later of: (i) March 15, 2004; (ii) after eighteen (18) months written notice of termination of the Agreement (as a whole or on a product-by-product basis) by either party to the other; or (iii) solely with respect to Existing Third Party Products, the date of termination of Technologies' obligation to supply such Existing Third Party Products. Notwithstanding the foregoing and solely with respect to CoStasis, subject to the terms and conditions herein, Collagen shall manufacture and supply CoStasis to Technologies until January 1, 2000, provided that Technologies' requirements for CoStasis are no more than [*] syringes ([*] ccs per syringe) per batch. Collagen shall have no obligation to supply CoStasis to Technologies hereunder when Technologies' requirements for CoStasis exceed [*] syringes ([*] ccs per syringe) per batch.

        2.2 PRODUCTS. Subject to terms and conditions herein, Collagen shall manufacture for and supply to Technologies all Technologies' requirements for any Product; provided, however, that Technologies has received regulatory approval anywhere in the world for such Product based on manufacturing by Collagen prior to January 1, 2002. Collagen's obligations under this Section 2.2 to supply Products to Technologies shall terminate the later of: (i) March 15, 2004; or (ii) after eighteen (18) months written notice of termination of the Agreement by either party to the other (as a whole or on a product-by-product basis).

        2.3 COLLAGEN MATERIALS. Subject to terms and conditions herein, upon Technologies' request, Collagen shall manufacture for and supply to Technologies any Collagen Material upon such terms as shall be mutually agreed to by the parties in good faith commencing from the Effective Date until the later of: (i) March 15, 2004; or (ii) after eighteen (18) months written notice of termination of this Agreement by either party to the other (as a whole or on a product-by-product basis).

        2.4 CONDITIONS TO SUPPLY. Notwithstanding anything herein to the contrary, Collagen shall not be obligated to supply to Technologies bovine collagen based Products, Specified Materials or Collagen Materials once Collagen has discontinued making bovine collagen based products or materials for its own requirements or for supply to third parties. In addition, the quantity, in the aggregate, of Specified Materials and Products that Collagen is obligated to supply to Technologies annually pursuant to Sections 2.1 and 2.2 shall not exceed the greater of: (i) [*] percent ([*]%) of Collagen's total annual (actual and not theoretical) cc manufacturing facility capacity; or (ii) [*] cc of Zyderm ITM equivalent ("Supply Obligation"). Collagen shall have sole discretion whether to supply any Specified Materials and/or Products in excess of the Supply Obligation.

        2.5 TECHNOLOGIES PURCHASE OBLIGATION. Subject to the terms and conditions herein, Technologies shall purchase from Collagen all its requirements for any Specified Material or Product that Collagen is obligated to supply to Technologies pursuant to Sections 2.1 and 2.2 hereof until the termination of this Agreement or the termination of Collagen's supply obligation for such Specified Material or Product; provided that Technologies shall be released from any further obligation to purchase its requirements for CoStasis from Collagen once its requirements for CoStasis exceeds [*] syringes ([*] ccs per syringe) per batch, in which event Technologies may terminate the supply of CoStasis by Collagen hereunder upon ninety (90) days prior written notice to Collagen.

        [*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.

        2.6 RELEASE FROM REQUIREMENTS OBLIGATION. Technologies shall have no obligation pursuant to Section 2.5 to purchase its requirements for Specified Materials and Products from Collagen in the event that: (i) Collagen shall fail to deliver any such Specified Materials or Products within ninety (90) days of Collagen's receipt of a firm purchase order issued by Technologies and acknowledged by Collagen (unless the scheduled delivery date set forth in such purchase order is more than ninety (90) days from Collagen's receipt thereof) or shall fail on two (2) consecutive occasions or three (3) occasions in any one hundred eighty (180) day period to deliver such Specified Materials or Products within fifteen (15) days of the scheduled delivery date therefor as set forth in a firm purchase order issued by Technologies and acknowledged by Collagen; (ii) Collagen shall have manufactured any Specified Materials and/or Products not in conformance with Section 4.3, except as otherwise requested by Technologies; or
(iii) the quantity in the aggregate, of Specified Materials and Products shall exceed the Supply Obligation, and Collagen shall not agree to supply any such excess Specified Materials or Products.

        2.7 SERVICES. Collagen shall, at Technologies' reasonable request, provide to Technologies support to manufacture clinical materials including without limitation proposed Products for regulatory approval ("Investigational Formulation Services") until the earlier of: (i) January 1, 2002 or (ii) the termination of the Agreement by either party. For providing Investigational Formulation Services, Technologies shall pay Collagen $[*] per person hour, which shall cover routine testing, but shall not cover costs incurred by Collagen in procuring raw materials from third parties or non-standard production materials to perform such Investigational Formulation Services for Technologies, the latter costs which shall be reimbursed by Technologies to Collagen.

        2.8 CLOSED HERDS. During the Term and after the termination or expiration of this Agreement, Collagen shall allow Technologies access to any closed herd animals that are not being used by Collagen; provided, however, Collagen shall have sole control and discretion over all practices and procedures relating to the health, husbandry, maintenance and slaughter of the closed herd animals and access thereto.

                                   ARTICLE III
                                TERMS OF PURCHASE

        3.1 ORDER AND ACCEPTANCE. Technologies shall from time to time submit to Collagen firm purchase orders for Specified Materials and Products. All orders shall be by means of signed written purchase orders by Technologies to Collagen, sent to Collagen at Collagen's address for notice hereunder specifying the Product, Specified Material or Collagen Material and required quantity. Orders may initially be placed by telephone or telecopy; provided, however, that a signed confirming purchase order is received in writing (which may


        [*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.

include telecopy transmission) by Collagen. Upon receipt, Collagen shall promptly accept such purchase order (except to the extent that Collagen is not required to supply Products or Specified Materials pursuant to Section 2.4) and return a signed acceptance thereof to Technologies. Notwithstanding anything herein to the contrary, no order shall be binding upon Collagen until accepted by Collagen in writing. Each party may cancel or reschedule purchase orders for Product only with prior written approval of the other party.

        3.2 FORECASTING. Technologies shall provide Collagen with a non-binding six (6) month rolling forecast prepared in good faith setting forth its projected requirements for Products and Specified Materials.

        3.3 PURCHASE PRICE. The purchase price to Technologies for Products, Specified Materials and Collagen Materials shall be equal to [*]. The list price shall equal: (i) Collagen's [*] for manufacturing such products or materials plus [*] percent ([*]%) during the period commencing on the Effective Date and terminating on June 30, 1999, and (ii) Collagen's [*] for manufacturing such products or materials plus [*] percent ([*]%) during the period from July 1, 1999 until the termination or expiration of the Agreement. The list price for VitrogenTM and Cell PrimeTM shall be equal to the greater of: (i) [*] percent ([*]%) of the end market selling price of Technologies to third parties for such products; or (ii) Collagen's [*] for manufacturing such products, plus [*] percent ([*]%). The parties agree that to the extent that the purchase prices hereunder are based on Collagen's [*], Collagen may not increase its [*] by more than [*] percent ([*]%) from one fiscal year to the next. Collagen shall provide Technologies with an updated price list upon execution of this Agreement for the fiscal year ending June 30, 1998 and at the beginning of each fiscal year, i.e., July 1, which shall be effective for such fiscal year. Collagen will review such updated price list with Technologies and shall provide supporting documentation therefor similar to those provided for the fiscal year 1998 price list. Payment by Technologies to Collagen of the purchase prices pursuant to this Section 3.3 shall constitute payment in full for the Products, Specified Materials and Collagen Materials, including without limitation, payment for manufacturing, distribution, order entry and accounts receivables services performed in connection therewith. Collagen shall use reasonable commercial efforts to efficiently manufacture the Products, Specified Materials and Collagen Materials and pursue manufacturing cost reductions without compromising the quality or function of the Products, Specified Materials and Collagen Materials.

        3.4 INVOICING. Collagen shall submit an invoice, packing list and airway bill to Technologies upon each shipment of Product, Specified Material or Collagen Material ordered by Technologies. All invoices and other shipping documents shall be sent via first class mail or by fax, followed by business mail to Technologies' address for notices hereunder, without regard to the actual shipping address. Each such invoice shall state the aggregate and unit invoice price for Product, Specified Material or Collagen Material in a given shipment. Solely with respect to VitrogenTM and Cell PrimeTM, Collagen shall invoice Technologies for such products based on the


        [*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.

end market selling price of Technologies to third parties in effect at the end of the previous fiscal year. Within sixty (60) days of the close of the fiscal year, Collagen will submit to Technologies an accounting of any discrepancy between the invoiced prices and the prices pursuant to Section 3.3, and Technologies agrees to promptly, upon Collagen's request, provide Collagen with any information, including but not limited to end user pricing information, of which Technologies has knowledge or control for Collagen to prepare such accounting. Within thirty (30) days after such accounting is delivered by Collagen to Technologies: (i) Technologies shall pay any balance owed to Collagen; or (ii) Collagen shall pay to Technologies any overpayment based on such accounting.

        3.5 DELIVERY. Collagen shall ship Products, Specified Materials and Collagen Materials to the address set forth in the applicable purchase order for delivery on the scheduled delivery date specified in the applicable purchase order; provided, however, that such scheduled delivery date shall not be less than sixty (60) days from the date of receipt by Collagen of such purchase order with respect to any Product, Specified Material or Collagen Material. All Products, Specified Materials and Collagen Materials supplied to Technologies by Collagen shall be delivered to Technologies within thirty (30) days from the date their manufacture is completed. All shipments shall be F.O.B. Collagen's manufacturing facilities in Fremont, and Technologies shall bear the risk of loss and cost of transportation of the products and materials upon delivery by Collagen to the carrier identified by Technologies. Collagen shall suitably pack the products and materials for delivery by surface or air, at Technologies' discretion, in Collagen's standard shipping cartons. Collagen shall ship the products and materials using the carrier specified in Technologies' purchase order; provided, however, that if Technologies does not provide instructions with respect to the carrier to be used, Collagen shall select the carrier. All freight and insurance shall be paid by Technologies. Product, Specified Materials or Collagen Materials shall be deemed delivered by Collagen and accepted by Technologies upon: (i) the receipt by Technologies of a Certificate of Analysis based on the Specifications; and (ii) the review and approval by Technologies of the information contained in the alert notices and deviation reports.

        3.6 PAYMENT AND AUDIT. Technologies shall make payment within thirty
(30) days of receipt of Collagen's invoice. Upon reasonable notice to Collagen, Technologies shall have the right to have an independent certified public accountant, selected by Technologies and reasonably acceptable to Collagen, audit Collagen's records during normal business hours to verify the amount payable by Technologies for Products, Specified Materials and Collagen Materials, and charges for providing Investigational Formulation Services; provided, however, that such audit shall not take place more frequently than once a year and shall not cover such records for more than the preceding two (2) years. The accountant shall only report to Technologies as to the accuracy of the amounts charged by Collagen to Technologies for Products, Specified Materials and Collagen Materials and the charges for Investigational Formulation Services, and in the event of any inaccuracy, the correct amounts thereof. Collagen shall promptly refund to Technologies the amount of any overpayment determined in such audit, and Technologies shall promptly pay to Collagen the amount of any underpayment. Such audit shall be at Technologies' expense unless such audit indicates greater than five percent (5%) overpayment or underpayment by Technologies based on invoices submitted by Collagen, in which case such audit shall be at Collagen's expense. Collagen shall preserve and maintain all such records and accounts required for audit for a period of two (2) years after the calendar quarter for which the record applies.

        3.7 PRODUCT PACKAGING AND LABELING. Collagen shall package and label Products, Specified Materials and Collagen Materials as directed by Technologies. Technologies shall be responsible for designing and determining the form and format of packaging labels.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

        4.1 BY BOTH PARTIES. Technologies (on behalf of itself and each member of the Technologies Group) and Collagen (on behalf of itself and each member of the Collagen Group), represents and warrants to the other that: (i) it has full power and authority to execute, deliver and perform this Agreement; and (ii) the execution, delivery and performance by such party of this Agreement does not contravene any law, regulation, rules or order binding on such party and do not contravene the provisions of or constitute a default under any contract or other agreement binding on such party.

        4.2 REGULATORY APPROVALS. Technologies warrants to Collagen that any and all required government approvals, including any approvals under applicable health and safety laws and regulations, to import, register, market, distribute and sell the Products, Specified Materials and Collagen Materials pursuant to a purchase order issued by Technologies shall have been secured for every jurisdiction into which such products and materials shall be shipped or sold in accordance with such purchase order. The parties agree to cooperate with each other and perform all necessary actions to obtain and maintain CE marks and ISO certification for Products, Specified Materials and Collagen Material, as applicable.

        4.3 GMP. Except as otherwise requested by Technologies in writing, Collagen shall manufacture the Products, Specified Materials and Collagen Materials in accordance with: (i) then current GMP, as required by the United States Food and Drug and Cosmetic Act (the "Act"); (ii) all pertinent rules and regulations of the FDA; (iii) the laws of the United States of America and all local laws; and (iv) all other laws, regulations and guidelines, including without limitation regulations of the European Union and any jurisdiction therein, to the extent the same are applicable; provided, however, that nothing contained in this Agreement is intended to render applicable any laws other than the Act, FDA regulations and United States law. Collagen represents and warrants that no products and materials delivered by Collagen under this Agreement will be adulterated or misbranded by Collagen within the meaning of the Act, or within the meaning of any other applicable law in which the definitions of adulteration or misbranding are substantially the same as those contained in the Act, as such laws are constituted and effective at the time of such shipment or delivery, or as an article which may not, under the provisions of Section 404 or 505 of the Act, be introduced into interstate commerce.

        4.4 LIMITED WARRANTY. Collagen represents and warrants that the products and materials supplied by it to Technologies under this Agreement shall conform to their Specifications, if any, and shall be free from defects in material and workmanship for the shelf life of the products and materials as set forth in the applicable Specifications. Technologies' exclusive remedy and sole liability for breach of the foregoing warranty shall be the remedy as set forth in this Section 4.4.

               4.4.1 RETURN OF DEFECTIVE PRODUCT. In the event that any Product, Specified Material or Collagen Material purchased by Technologies from Collagen fails to conform to the warranty set forth in this Article 4.4, Collagen's sole and exclusive liability and Technologies' exclusive remedy shall be to replace the product or material, or if, at Collagen's sole determination, replacement is not practicable, refund Technologies for the amount actually paid by Technologies for any such product or material; provided, however, that: (i) Technologies promptly notifies Collagen in writing that such product or material failed to conform, furnishes a detailed explanation of any alleged nonconformity, and requests a return material authorization number; and (ii) such product or material is returned to Collagen by Technologies F.O.B. Collagen's shipping location in Fremont, California, during the warranty period, with the return material authorization number affixed prominently to the outside packaging. If such product or material fails to so conform, Collagen will reimburse Technologies for shipment charges for return of the nonconforming product or material.

               4.4.2 RECALL; MDR; FIELD CORRECTION. Should any defect in the Product, Specified Material, or Collagen Material, or any governmental action require: (i) the recall, destruction or withholding from market ("Recall"); (ii) issuance of a Medical Device Report within the meaning of the Act ("MDR"); or
(iii) institution of a field correction ("Field Correction") for the Product, Specified Material or Collagen Material, Collagen shall bear the costs and expenses of such Recall, MDR or Field Correction to the extent such Recall, MDR or Field Correction is the result of any non-conformance to Specifications due to a fault or omission attributable to Collagen, and Technologies shall bear the costs and expenses of such Recall, MDR or Field Correction to the extent such Recall, MDR or Field Correction is the result of any fault or omission attributable to Technologies. Should such Recall, MDR or Field Correction result from the fault of both parties, the parties shall share such costs and expenses in accordance with their proportionate fault.

                                    ARTICLE V
                              TERM AND TERMINATION

        5.1 TERM. The term of this Agreement shall commence on the Effective Date and continue in full force and effect until the expiration of Collagen's supply obligations set forth in Sections 2.1, 2.2 and 2.3 or expiration or termination of the Agreement ("Term").

        5.2 TERMINATION FOR CAUSE. Either party shall have the right to terminate this Agreement following any material breach or default in performance under this Agreement by the other party upon sixty (60) days prior written notice to the breaching party specifying the nature of the breach or default. Unless the breaching party has cured the breach or default prior to the expiration of the sixty (60) day period, the non-breaching party, at its sole option, may terminate this Agreement upon written notice to the breaching party. Termination of this Agreement shall become effective upon receipt of such second notice by the breaching party.

        5.3 EFFECT OF TERMINATION. Upon expiration under Section 5.1 or termination under Section 5.2, Collagen: (i) hereby grants to Technologies a non-exclusive, non-transferable, royalty-free, perpetual, irrevocable, world-wide, right and license (with the right to sublicense) to any Manufacturing Improvements; and (ii) shall deliver to Technologies a copy of any written materials embodying such Manufacturing Improvements as reasonably necessary for Technologies to manufacture or have manufactured such Specified Material or Product. For purposes of this Agreement, the term "Manufacturing Improvements" shall mean any modifications, improvements, enhancements, and other revisions to the manufacturing materials or processes, solely as related to the Specified Material or Product that is the subject of this Section 5.3, made by Collagen during the Term of this Agreement. Expiration or termination of this Agreement pursuant to the terms and conditions set forth in this Agreement shall not relieve Technologies of any payment obligations to Collagen, accruing prior to or upon such expiration or termination.

        5.4 LIMITATION OF LIABILITY UPON TERMINATION. A PARTY SHALL NOT BE LIABLE TO THE OTHER PARTY, OR ANY OF ITS EMPLOYEES, AGENTS, OR CUSTOMERS, FOR DAMAGES OF ANY KIND, INCLUDING DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH THIS ARTICLE 5. EACH PARTY HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ON TERMINATION OR EXPIRATION OF THIS AGREEMENT UNDER LAW OTHER THAN AS EXPRESSLY PROVIDED HEREIN. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY ON ACCOUNT OF TERMINATION OR EXPIRATION OF THIS AGREEMENT FOR REIMBURSEMENT OR DAMAGES FOR THE LOSS OF GOODWILL, PROSPECTIVE PROFITS OR ANTICIPATED INCOME, OR ON ACCOUNT OF ANY EXPENDITURES, INVESTMENTS, LEASES OR COMMITMENTS MADE BY THE OTHER PARTY OR FOR ANY OTHER REASON WHATSOEVER. EACH PARTY ACKNOWLEDGES THAT IT HAS NO EXPECTATIONS AND HAS RECEIVED NO ASSURANCES FROM THE OTHER PARTY THAT ANY INVESTMENT BY IT IN THE DISTRIBUTION, PROMOTION, OR SALE OF THE PRODUCTS, SPECIFIED MATERIALS AND COLLAGEN MATERIALS WILL BE RECOVERED OR RECOUPED OR THAT IT WILL OBTAIN ANY ANTICIPATED AMOUNT OF PROFITS BY VIRTUE OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THIS SECTION HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR THEM TO ENTER INTO THIS AGREEMENT AND THAT THEY WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS OF LIABILITY AS SET FORTH HEREIN.

        5.5 SURVIVAL OF CERTAIN TERMS. The provisions of Sections 2.8, 3.6, 4.4, 5.3, 5.4, and 5.5, and Articles VI and VII shall survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon expiration or termination of this Agreement.

                                   ARTICLE VI
                                 CONFIDENTIALITY

        The parties agree that Information that is proprietary or confidential to: (i) Collagen prior to the Effective Date or (ii) to one party and provided to the other party pursuant to or in furtherance of this Agreement after the Effective Date shall be subject to and treated in accordance with Article VII of the Separation Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

        This Agreement shall be subject to the terms and provisions of Article XI of the Separation Agreement, which are hereby incorporated into this Agreement to the extent applicable.

        IN WITNESS WHEREOF, the parties hereto have caused this Collagen Supply Agreement to be executed by their duly authorized representatives.

                                      COLLAGEN CORPORATION



  Dated:  March 5, 1998               By:  /s/ Gary S. Petersmeyer
          -------------                    -----------------------

                                      Name:  Gary S. Petersmeyer

                                      Title:  President and CEO



                                      COHESION TECHNOLOGIES, INC.



  Dated:  March 5, 1998               By:  /s/ David Foster
          -------------                    ----------------

                                      Name:  David Foster

                                      Title: CEO

                                    EXHIBIT A

                                  Direct Costs

Direct Costs shall include the following expense types incurred by the cost centers directly involved in manufacturing the products or materials.

        Type of expenses or costs:
               [*]

        Cost centers:
               [*]

        Direct Costs shall specifically exclude the following types of costs and expenses:
               [*]

                     SCHEDULE OF MATERIAL SUPPLY AGREEMENTS



        Attached hereto is a list of the supply agreements for Existing Third Party Products, as defined in the Collagen Supply Agreement effective as of January 1, 1998 by and between Collagen Corporation and Collagen Technologies, Inc.



COLLAGEN CORPORATION                       COHESION TECHNOLOGIES, INC.


By:  /s/ Gary S. Petersmeyer               By:  /s/ David Foster
   ------------------------------             -------------------------------
        (Signature)                               (Signature)

Name:  Gary S. Petersmeyer                 Name:  David Foster

Title:  President and CEO                  Title:  CEO

Date:  March 5, 1998                       Date:  March 5, 1998
       -------------                              -------------

Address:                                   Address:
        1850 Embarcadero Road                     2500 Faber Place
        Palo Alto, CA  94303                      Palo Alto, CA  94303